Exhibit 10.6

AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

     This Amendment No. 1 to Employment Agreement (the “Amendment”) is made and entered into as of the 25th day of March, 2003, by and between VCA Antech, Inc. (formerly Veterinary Centers of America, Inc.), a Delaware corporation (the “Company”) and Neil Tauber, an individual (“Officer”).

R E C I T A L S

     The parties have entered into that certain Employment Agreement dated September 20, 2000 by and between the Company and Officer (the “Employment Agreement”). The parties desire that this Employment Agreement be amended as set forth below.

A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing recitals and the terms, covenants and conditions contained herein, the Company and Officer agree as follows:

1.     Section 3 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“3. Term.

This Agreement shall be effective as of the date hereof (the “Effective Date”) and shall govern Officer’s employment from and after such date. Officer’s employment shall terminate on September 20, 2004 unless sooner terminated by either party hereto upon 60 days advance written notice or otherwise in accordance with the provisions of this Agreement or extended by an amendment executed by the Company and the Officer (the “Term”).”

2.     Section 4.2 of the Employment Agreement is hereby deleted in its entirety and shall be replaced with the following:

“4.2 Cash Bonus. The Compensation Committee shall, in its sole discretion, determine the cash bonus, if any, payable to Officer for services rendered during any period of the Term.”

3.     Except as amended by this Amendment, the Employment Agreement shall continue unmodified and in full force and effect.

4.     This Amendment, together with the Employment Agreement, contains the entire understanding of the parties to it relating to the subject matter hereof and cannot be changed or terminated except in writing signed by both the Company and Officer. This Amendment has been made and entered into in the State of California and shall be construed in accordance with the laws of the State of California without regard to the conflict of laws principles thereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Amendment and all obligations and benefits hereunder shall bind and inure to the benefit of

Officer, the Company and its respective affiliates, and their respective successors and assigns. No amendment or waiver of any term of this Amendment shall be effective unless made in writing.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

VCA ANTECH, INC.

/s/ Robert L. Antin By: Robert L. Antin Its: President, Chief Executive Officer and Chairman

ACCEPTED AND AGREED TO:

/s/ Neil Tauber Neil Tauber

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